ASSIGNMENT OF DEBT

THIS ASSIGNMENT OF DEBT (this “Assignment”) is made as of the 6th day of July, 2017.

BETWEEN:

BGC CONSULTANTS LIMITED, of 5949 Berwick Street, Burnaby, British Columbia V5H 1V9, Canada

(the “Assignor”)

AND:

ROBERT BREGANI, of 2833 West 18th Avenue, Vancouver, British Columbia V6L 1B7, Canada

(the “Assignee”)

WHEREAS:

A.      Garmatex Holdings Ltd., a corporation incorporated under the laws of the State of Nevada, U.S.A., (the “Company”) has borrowed from the Assignor US$100,000 (the “Loan”), representing the principal amount of the loan, pursuant to a loan agreement dated as of April 28, 2017 between the Assignor and the Company (the “Loan Agreement”); and

B.      Pursuant to a loan purchase agreement dated July 6, 2017 (the “Loan Purchase Agreement”), the Assignor wishes to assign to the Assignee and the Assignee wishes to take assignment of all of the Assignor’s estate, right, title and interest in and to all moneys and other obligations and liabilities now or hereafter due and owing by the Borrower to the Vendor in connection with the Loan, including the principal balance of the Loan outstanding and interest thereon, (collectively, the “Indebtedness”) and the Loan Agreement (together with the Indebtedness, the “Loan Assets”).

NOW THEREFORE in consideration of the mutual premises, covenants and agreements in this Assignment, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties), the parties agree as follows:

1.

In consideration of the Purchase Price (as defined in the Loan Purchase Agreement), the Assignor hereby assigns and transfers to the Assignee, absolutely, to and for its sole use forever, all of the Assignor’s estate, right, title and interest in and to the Loan Assets, including without limitation all right to enforce, collect and give acquittances for the Indebtedness, including the principal amount of the Loan and interest accrued or hereafter accruing thereto, if any, with full power and authority to collect payment of the Indebtedness from the Company. The Assignor further hereby grants to the Assignee power and authority to execute any changes in registrations that are required so as to give effect to this Assignment.

2.

The Assignor hereby represents and warrants that: (i) it has full right, power an authority to enter into this Assignment and to assign the Loan Assets to the Assignee; (ii) this Assignment has been duly authorized, executed and delivered and is a legal, valid and binding obligation enforceable against the Assignor in accordance with its terms; (iii) it is the current holder and legal and beneficial owner of the Loan Assets; (iv) there are no collateral agreements, undertakings, declarations, or representations, written or oral, in respect of the Loan Assets; and (v) it has not assigned all or any part of its interest in the Loan Assets nor has it done or permitted any further act, matter or thing to be done whereby the Indebtedness has been released or discharged either partly or in its entirely.

3.	The Assignor hereby covenants to the Assignee forthwith to endorse and deliver to the Assignee such documents or instruments governing or evidencing any of the Loan Assets.

4.	Delivery of a copy of this Assignment to the Company shall be its irrevocable notice and instruction to recognize the Assignee as the person to whom the Indebtedness is now payable.

5.

Each party shall at any time, and from time to time hereafter, take any and all steps and execute, acknowledge and deliver to the other party any and all further deeds, instruments and assurances that the other party may reasonably require for the purpose of giving full force and effect to the provisions of this Assignment.

6.	All references to any party, whether a party to this Assignment or not, will be read with such changes in number and gender as the context or reference requires.

7.	All dollar amounts referred to in this Assignment are in lawful money of the United States of America.

8.

Any notice required or permitted to be given to any of the parties to this Assignment will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of such party first above stated or such other address as any party may specify by notice in writing to the other parties and any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

9.	This Assignment may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

10.

Delivery of an executed copy of this Assignment by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Assignment, as of the date set forth on page one of this Assignment.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF the parties hereto have executed this Assignment as of the date first above written.

BGC CONSULTANTS LIMITED

Per:	/s/ Bill Calsbeck
Authorized Signatory

EXECUTED by ROBERT BREGANI in the	)
presence of:	)
)
/s/ Celene Crofton	)
Signature	)
	)	/s/ Robert Bregani
Print Name	)	ROBERT BREGANI
)
Address	)
)
)
)
Occupation	)

The Company hereby acknowledges and agrees to this Assignment by the Assignor to the Assignee and agrees to adjust its financial accounts and records to reflect such Assignment and its full effect. The Company further acknowledges and agrees that the amounts assigned pursuant to this Agreement will be subject to, and the Assignee will, have the benefit of all terms and conditions of the Loan Agreement as if the Assignee was a party to the Loan Agreement.

GARMATEX HOLDINGS LTD.

Per:	/s/ Devon Loosdrecht
Authorized Signatory